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                                                                    EXHIBIT 23-B


                         CONSENT OF ARTHUR ANDERSEN LLP

As independent certified public accountants, we hereby consent to the use of our report dated December 16, 1996, with respect to the September 30, 1996 consolidated financial statements of AmeriQuest Technologies, Inc., and to all references to our Firm, made a part of this Tech Data Corporation Form 8-K/A Report, into Tech Data Corporation's previously filed Registration Statements File Nos. 33-21879, 33-41074, 33-62181 and 33-60479.



/s/ Arthur Andersen LLP



Los Angeles, California
September 10, 1998